As filed with the Securities and Exchange Commission on June 24, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chindata Group Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 47 Laiguangying East Road,

Chaoyang District, Beijing, 100012

The People’s Republic of China

+86 400-879-7679

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Chindata Group Holdings Limited 2020 Share Option Plan

(Full Title of the Plan)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Huapeng Wu Chief Executive Officer No. 47 Laiguangying East Road, Chaoyang District, Beijing, 100012 The People’s Republic of China +86 400-879-7679	David T. Zhang, Esq. Kirkland & Ellis International LLP c/o 26th Floor, Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong +852-3761-3318	Steve Lin, Esq. Kirkland & Ellis International LLP 29th Floor, China World Office 2 No. 1 Jian Guo Men Wai Avenue Chaoyang District, Beijing 100004 People’s Republic of China +86 10-5737-9315

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is being filed pursuant to the General Instruction E to Form S-8 for the purpose of registering an aggregate of 7,337,594 additional Class A ordinary shares, par value US0.00001 per share (the “Class A Ordinary Shares”), of Chindata Group Holdings Limited (the “Registrant”), which are issuable under the Chindata Group Holdings Limited 2020 Share Option Plan (the “Plan”), and this Registration Statement consists of only those items required by General Instruction E to Form S-8. The maximum number of Class A ordinary shares may be issued upon exercise of share options under the Plan increased by 7,337,594 Class A ordinary shares from 22,291,218 Class A ordinary shares to 29,628,812 Class A ordinary shares. These 7,337,594 additional Class A Ordinary Shares are of the same class as other securities for which a registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2021 (File No. 333-251911) (the “Prior S-8 Registration Statement”), but were not registered under the Prior S-8 Registration Statement.

In accordance with General Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of the Prior S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a) The Registrant’s Annual Report on Form 20-F (File No. 001-39556) for the fiscal year ended December 31, 2021, filed with the Commission on April 29, 2022;

(b) The Registrant’s Current Reports on Form 6-K (File No. 001-39556) furnished to the Commission on January 11, 2022, February 25, 2022, March 4, 2022, March 10, 2022, May 5, 2022, and May 26, 2022, respectively; and

(c) The description of the Registrant’s Class A Ordinary Shares contained in its registration statement on Form 8-A (File No. 001-39556) filed with the Commission on September 23, 2020, including any amendment and report filed for the purpose of updating that description.

All documents filed or furnished by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.Exhibits.

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

Exhibit Index

Exhibit Number	Description
4.1

Fifth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-248658) initially filed with the Commission on September 8, 2020)

4.2

Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-248658) initially filed with the Commission on September 8, 2020)

4.3

Deposit Agreement among the Registrant, the depositary and the owners and holders of American Depositary Shares issued thereunder dated September 29, 2020 (incorporated by reference to Exhibit 2.3 to the Registrant’s annual report on Form 20-F (File No. 001-39556) filed with the Commission on April 22, 2021)

4.4

Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3) (incorporated by reference to Exhibit 2.1 to the Registrant’s annual report on Form 20-F (File No. 001-39556) filed with the Commission on April 22, 2021)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of Class A Ordinary Shares being registered
10.1*	Chindata Group Holdings Limited 2020 Share Option Plan
23.1*	Consent of Ernst & Young Hua Ming LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing on June 24, 2022.

Chindata Group Holdings Limited

By: /s/ Huapeng Wu
Name:Huapeng Wu
Title: Director and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 24, 2022.

Signature	Title

/s/ Huapeng Wu	Director, Chief Executive Officer
Name: Huapeng Wu	(principal executive officer)

/s/ Qian Xiao	Director, President
Name: Qian Xiao

/s/ Dongning Wang	Chief Financial Officer
Name: Dongning Wang	(principal financial and accounting officer)

/s/ Jing Ju	Director, Non-Executive Vice Chairman
Name: Jing Ju

/s/ Jonathan Jia Zhu	Director
Name: Jonathan Jia Zhu

/s/ Zhongjue Chen	Director
Name: Zhongjue Chen

/s/ Barnaby Thomas Patrick Lyons	Director
Name: Barnaby Thomas Patrick Lyons

/s/ Weili Hong	Independent Director
Name: Weili Hong

/s/ Gang Yu	Independent Director
Name: Gang Yu

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Chindata Group Holdings Limited, has signed this Registration Statement or amendment thereto in New York, on June 24, 2022.

Authorized U.S. Representative
Cogency Global Inc.

By: /s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President